Exhibit 99.1

MARTIN MARIETTA COMPLETES ASSET EXCHANGE
WITH QUIKRETE HOLDINGS, INC

Raleigh, N.C. (February 23, 2026) – Martin Marietta Materials, Inc. (NYSE: MLM) (Martin Marietta or the Company) today announced the completion of its previously announced asset exchange with Quikrete Holdings, Inc. (QUIKRETE) on February 23, 2026.

Under the terms of the transaction, Martin Marietta acquired aggregates operations producing approximately 20 million tons annually in Virginia, Missouri, Kansas and Vancouver, British Columbia, along with $450 million in cash. In exchange, QUIKRETE acquired the Company’s Midlothian cement plant, related cement terminals and Texas ready-mixed concrete assets and certain nonoperating land.

Ward Nye, Chair, President and CEO of Martin Marietta stated, “This portfolio-enhancing transaction establishes new growth platforms in key SOAR-target markets while further strengthening our differentiated Central Division footprint. Through a tax-efficient exchange of cyclical cement and ready-mixed concrete assets for the largest aggregates acquisition in our Company’s history, we are enhancing the durability of our earnings while preserving ample balance sheet capacity to extend our long track record of disciplined strategic plan execution and compelling shareholder value creation.

“As the capstone to our SOAR 2025 plan, this transaction accelerates our aggregates-led product strategy and completes a pivotal phase of portfolio transformation, positioning Martin Marietta exceptionally well to pursue core, growth-focused M&A opportunities as we launch SOAR 2030.”

Updated 2026 Outlook

The Company's updated 2026 Guidance below reflects continuing operations inclusive of contributions from the QUIKRETE transaction as of the close date and the Minnesota aggregates and FOB asphalt assets acquired from CRH in December 2025.

2026 UPDATED GUIDANCE
(Dollars in Millions)	Midpoint
Revenues	$7,160
Adjusted EBITDA from continuing operations[1]	$2,430
Capital expenditures	$575

Aggregates
Volume % growth[2]	12.0%
Organic Volume % growth[2]	2.0%
ASP % growth[3]	2.5%
Organic ASP % growth[3]	5.0%

1
Non-GAAP financial measure. A reconciliation for 2026 Adjusted EBITDA from continuing operations guidance is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying the individual impacts of various purchase accounting adjustments and acquisition, divestiture and integration-related expenses, as well as comparable GAAP measures and related adjustments that would be necessary for such a reconciliation.

2	Volume change is based on total aggregates shipments and is in comparison to 2025 shipments of 198.5 million tons.
3	ASP change is based on aggregates average selling price and is in comparison to 2025 ASP of $23.30 per ton.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of aggregates and other building materials. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Specialties business provides high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and other specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contact:
Jacklyn Rooker
Vice President, Investor Relations
+1 (919) 510-4736
Jacklyn.Rooker@martinmarietta.com

MLM-G.

This release contains forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance and economic trends, are examples of forward-looking statements. Numerous factors could affect the Company’s forward-looking statements and actual performance.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historical or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

Statements regarding the QUIKRETE transaction contain forward-looking statements that are based on current expectations and assumptions and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied due to various factors including, but not limited to: transaction costs, integration challenges, market conditions, and other risks described in the Company’s Securities and Exchange Commission (SEC) filings.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic filings made with the SEC. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.